Exhibit 99.1

ARCH CAPITAL GROUP LTD. ANNOUNCES LAUNCH OF WATFORD RE

Hamilton, Bermuda, April 1, 2014 — Arch Capital Group Ltd. [Nasdaq: ACGL] announced today that Watford Re Ltd., a newly-formed multi-line Bermuda reinsurance company, launched operations with $1.133 billion of capital. Arch Underwriters Ltd., a subsidiary of ACGL, will act as Watford’s reinsurance manager, and Highbridge Principal Strategies, a subsidiary of JPMorgan Chase & Co., will manage Watford’s investment assets, each under a long term services agreement. Watford Re is a licensed Class 4 insurer by the Bermuda Monetary Authority and has received an “A-” (Excellent) financial strength rating from A.M. Best. Watford Re’s strategy is to combine a diversified reinsurance business with a disciplined investment strategy comprised primarily of non-investment grade credit fixed income assets.

The initial capitalization of Watford Re’s parent, Watford Holdings Ltd., consists of $907 million in common equity and $226 million in preferred equity. ACGL, through a subsidiary, invested $100 million and acquired approximately 11% of Watford Holdings’ common equity and a warrant to purchase additional common equity. John Rathgeber, previously Vice Chairman of Arch Worldwide Reinsurance Group, was named CEO of Watford. In addition, Marc Grandisson, Chairman and CEO of Arch Worldwide Reinsurance and Mortgage Groups, and Nicolas Papadopoulo, Chairman and CEO of Arch Reinsurance Ltd., were appointed to the board of directors of Watford.

Marc Grandisson commented, “Our ability to solve the needs of our clients is enhanced through adding Watford Re’s capabilities to our existing range of product offerings. We look forward to working closely with our broker partners and clients to create innovative products and structures not available in today’s traditional reinsurance market.”

About Arch Capital Group Ltd.

Arch Capital Group Ltd., a Bermuda-based company with approximately $6.55 billion in capital at December 31, 2013, provides insurance and reinsurance on a worldwide basis through its wholly owned subsidiaries.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward-looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements.

Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. Forward-looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and our ability to maintain and improve our ratings; investment performance; the loss of key personnel; the adequacy of our loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; our ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses we have acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to us of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to us; and other factors identified in our filings with the U.S. Securities and Exchange Commission.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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Contact:                                                Arch Capital Group Ltd.

Mark D. Lyons

(441) 278-9250